LIMITED POWER OF ATTORNEY

I, Barbara Zipperian ("Principal"), hereby constitute and appoint each of Richard Pearlman and Christina Ahrens (each an "Agent"), signing singly, and with full power of substitution, as the Principal's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the Principal, in the Principal's capacity as an executive officer and/or director of BayFirst Financial Corp. and/or First Home Bank (the "Company"), from time to time, the following U.S. Securities and Exchange Commission ("SEC") forms, including any attached documents: (i) Form ID; (ii) Form 3; (iii) Form 4; and (iv) Form 5 ("Forms");

(2) do and perform any and all acts for and on behalf of the Principal which may be necessary or desirable to complete and execute any such Forms or any amendment(s) thereto, and timely file such Form(s) with the SEC and any securities exchange or similar authority; and

(3) take any other action in connection with the foregoing which, in the opinion of the Agent, may be of benefit to, in the best interest of, or legally required by, the Principal.

The Principal hereby agrees to indemnify the Agent and the Company from and against any demand, damage, loss, or expense arising from any false or misleading information provided by the Principal to the Agent.

This Limited Power of Attorney shall become effective immediately and shall remain in full force and effect until the Principal is no longer required to file Forms with respect to the Principal's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Principal in a signed writing delivered to the Agents. This Limited Power of Attorney shall also be automatically revoked upon the death or incapacity of the Principal, provided any person relying on this Limited Power of Attorney shall have the full rights to accept and rely upon the authority of an Agent until in receipt of actual notice of revocation.

This Limited Power of Attorney shall be governed under the laws of the State of Florida

IN WITNESS WHEREOF, I, the Principal have executed this Limited Power of Attorney on September 15, 2021.

/s/ Barbara Zipperian
Barbara Zipperian